As filed with the Securities and Exchange Commission on October 29, 1997.
 Registration No. 333-

        SECURITIES AND EXCHANGE COMMISSION
        WASHINGTON, D.C. 20549

        FORM S-8

        REGISTRATION STATEMENT UNDER THE
        SECURITIES ACT OF 1933


        The Bombay Company, Inc.
        (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction
of incorporation or organization)

75-1475223
(I.R.S. Employer
Identification Number)

The Bombay Company, Inc.
550 Bailey Avenue, Suite 700
Fort Worth, Texas
(Address of principal executive offices)



76107
(Zip Code)


        THE BOMBAY COMPANY, INC.
        1993 STOCK DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS
        (Full title of the Plan)

        Michael J. Veitenheimer, Esq.
        Vice President, Secretary, and General Counsel
        The Bombay Company, Inc.
        550 Bailey Avenue, Suite 700
        Fort Worth, Texas  76107
        (817) 347-8200
        (Name, Address, including zip code and telephone
        number, including area code, of agent of service)
        ___________________________
        COPIES TO:

        James S. Ryan, III
        Jackson Walker L.L.P.
        901 Main Street, Suite 6000
        Dallas, Texas  75202

        APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES
        PURSUANT TO THE PLAN:
        From time to time after this Registration Statement becomes effective.

        CALCULATION OF REGISTRATION FEE

Title of
Securities to be
Registered

Common Stock
$1.00 par value


Amount to be
Registered

75,000 shares


Proposed Maximum
Offering Price Per
Share(1)

$7.21875


Proposed Maximum
Aggregate Offering
Price (1)

$541,406.25


Amount of
Registration Fee

$164.05


(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by the New York Stock Exchange, on October 24, 1997.

PROSPECTUS

        75,000 Shares

        THE BOMBAY COMPANY, INC.

        Common Stock


This Prospectus has been prepared by The Bombay Company, Inc., a Delaware corporation (the "Company"), for use upon resale by certain nonemployee directors of the Company (the "Selling Stockholders") of up to 75,000 shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company. The Selling Stockholders have acquired and/or may in the future acquire Shares from the Company pursuant to elections to defer the receipt of annual and committee chair retainer fees and fees for participation in Board and committee meetings earned by the Selling Stockholders and to receive such fees in Shares, pursuant to the provisions of the Company's 1993 Stock Deferral Plan for Non-Employee
Directors (the "Plan").

The Shares may be sold from time to time by the Selling Stockholder or by permitted transferees. Such sales may be made on one or more exchanges, including the New York Stock Exchange (the "NYSE"), or in the over the counter market, or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. Upon any sale of the Shares offered hereby, the Selling Stockholder or permitted transferees and participating agents, brokers, dealers, and marketmakers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

The Common Stock is listed for trading on the NYSE under the symbol "BBA." On October 24, 1997, the closing price of the Common Stock on the NYSE was $7.00. The Company will not receive any of the proceeds from the sales by Selling Stockholders.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Prospectus is October 29, 1997.

        AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

The Company has filed with the Commission a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the offer and sale of the Common Stock to be issued pursuant to the Plan. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. Copies of the Registration Statement are available from the Public Reference Section of the Commission at prescribed rates. Statements contained herein concerning the provisions of documents filed with the Registration Statement are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

The Company's principal executive offices are located at 550 Bailey Avenue, Suite 700, Fort Worth, Texas 76107, and the Company's telephone number at such address is (817) 347-8200.


        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

(i) Annual Report on Form 10-K for the year ended February 1, 1997 ("Annual Report");

(ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report;

(iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed May 17, 1993;

(iv) The description of certain rights of certain holders of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed June 12, 1995; and

(v) The Registration Statement on Form S-8, filed contemporaneously with the filing of this Registration Statement, with respect to the Company's 1996 Long-Term Incentive Stock Plan.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock to be made hereunder shall be deemed to be incorporated herein by reference and made a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to the Company's principal office: The Bombay Company, Inc., 550 Bailey
Avenue, Suite 700, Fort Worth, Texas 76107, Attention Michael J.
Veitenheimer, Vice President, Secretary, and General Counsel
(telephone: (817) 347-8200).


        USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Common Stock offered hereby.

        SELLING STOCKHOLDERS

The following nonemployee directors of the Company are eligible to receive shares of the Company's Common Stock under the Plan:


                                      Common
                                       Stock
                                    Offered For     Ownership
                      Ownership       Selling           of          Percentage
                      of Common     Shareholders'     Common            of
Name and Office      Stock Prior      Account         Stock          Common
of Beneficial Owner      to            Upon           After        Stock After
                      Offering(1)     Exercise(2)    Offering        Offering


Robert S. Jackson        58,812            878         59,690            *
President, Chief
Executive Officer,
and Director

Clayton E. Niles         85,624         12,370         97,994            *
Chairman of the Board

Glenn E. Hemmerle         4,000            0            4,000            *
Director

Carson R. Thompson      301,169            0          301,169            *
Director

Edmund H. Damon           62,186         2,639         64,825            *
Director

Robert E. Runice          33,312         9,763         43,075            *
Director

A. Roy Megarry            22,700           0           22,700            *
Director

Shirley Young             34,750         7,231         41,981            *
Director

Barbara Bass              66,562         8,962         75,524            *
Director

[FN]
*  Less than 1%.

(1) Includes shares owned now and shares to be acquired upon exercise of options, some of which are not exercisable within 60 days of the date of this Prospectus, but does not include shares already acquired pursuant to deferral options under the Plan.

(2) Total amount of shares purchased or purchasable pursuant to deferral options under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.






        PLAN OF DISTRIBUTION

The Shares offered hereby may be sold from time to time by the Selling Stockholder or permitted transferees. The Shares may be disposed of from time to time in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchaser, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling
Stockholder or permitted transferees and/or from the purchasers of the Shares for whom they may act as agent, (iv) through the writing of options on the Shares, (v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, and (viii) an exchange distribution in accordance with the rules of such exchange, including the NYSE, or transactions in the over the counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholder or permitted transferees, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

The Company will pay all of the expenses incident to the offering and sale of the Shares to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholder related thereto.

In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Stockholder will not be able to effect transactions in the Shares pursuant to this Prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.


        LEGAL MATTERS

Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon for the Company by Jackson Walker L.L.P., Dallas, Texas.


        EXPERTS

The consolidated financial statements included in the Annual Report to Shareholders of The Bombay Company, Inc., which is incorporated by reference into the Company's Annual Report on Form 10-K, and the financial statement schedule appearing in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997, are incorporated by reference herein in reliance upon the reports of Price Waterhouse LLP, independent accountants, given upon the authority of such firm as experts in accounting and auditing.


        INDEMNIFICATION

Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

The Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that the Company will reimburse any director or officer of the Company, whether or not then in office (and his heirs and administrators), to the full extent permitted by Section 145 of the DGCL for all reasonable expenses incurred by or imposed upon him in connection with, or resulting from any action, suit, or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company or any of its subsidiaries, or of any other corporation at the request of the Company. The Company also may make such reimbursement in the event of a settlement of any such action, suit or proceeding prior to final adjudication when such settlement appears to be in the interest of the Company. This right of reimbursement is not to be exclusive of other rights to which the director or officer may be entitled as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.




No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offering made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it would be unlawful to make such an offer or solicitation in such jurisdiction.







        75,000 SHARES


        THE BOMBAY COMPANY,
        INC.


        COMMON STOCK


        PROSPECTUS


        October 29, 1997



TABLE OF CONTENTS

Available Information

Incorporation of Certain Documents
  by Reference

Use of Proceeds

Selling Shareholders

Plan of Distribution

Legal Matters

Experts

Indemnification









        PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

(i) Annual Report on Form 10-K for the year ended February 1, 1997 ("Annual Report");

(ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report;

(iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed May 17, 1993;

(iv) The description of certain rights of certain holders of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed June 12, 1995; and

(v) The Registration Statement on Form S-8, filed contemporaneously with the filing of this Registration Statement, with respect to the Company's 1996 Long-Term Incentive Stock Plan.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.
Not applicable.

Item 6.  Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section
145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation

The Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Bylaws

The Bylaws of the Company provide that the Company will reimburse any director or officer of the Company, whether or not then in office (and his heirs and administrators), to the full extent permitted by Section 145 of the DGCL for all reasonable expenses incurred by or imposed upon him in connection with, or resulting from any action, suit, or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company or any of its subsidiaries, or of any other corporation at the request of the Company. The Company also may make such reimbursement in the event of a settlement of any such action, suit or proceeding prior to final adjudication when such settlement appears to be in the interest of the Company. This right of reimbursement is not to be exclusive of other rights to which the director or officer may be entitled as a matter of law.

Insurance

The Company intends to maintain liability insurance for the benefit of its directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, as amended, and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

    Exhibit No.         Description of Exhibit

        4.1     Restated Certificate of Incorporation.(1)

        4.2     Bylaws (Restated--Effective May 21, 1997) (2)

        4.3 Form of certificate evidencing ownership of the Common Stock of The Bombay Company, Inc.(3)

        5.1     Opinion of Jackson Walker L.L.P.(2)

        23.1    Consent of Price Waterhouse LLP(2)

        23.2    Consent of Jackson Walker L.L.P. (contained in Exhibit 5.1)

        24.1 Power of Attorney. (contained on the signature page of this Registration Statement)

        99      The Bombay Company, Inc. 1993 Stock Deferral Plan for
Non-Employee Directors.(2)


(1) Previously filed as an exhibit to the Company's annual report on Form 10-K for the year ended July 4, 1993. Such exhibit is incorporated herein by reference.

(2)     Filed herewith.

(3) Filed contemporaneously herewith as an exhibit to a Registration Statement on Form S-8 filed on the date of this Registration Statement with respect to the Company's 1996 Long-Term Incentive Stock Plan, which Form S-8 is incorporated herein by reference.

Item   9.       Undertakings.

(a)     The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        POWER OF ATTORNEY

Each person whose signature appears below authorizes Michael J. Veitenheimer to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities that are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.




        SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, The Bombay Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 29, 1997.


THE BOMBAY COMPANY, INC.


By:  /s/  Robert S. Jackson
Robert S. Jackson
President and Chief Executive Officer
(Principal Executive Officer)







        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 29, 1997.

                Signatures                       Title

/s/ ROBERT S. JACKSON                   President, Chief Executive
Robert S. Jackson                          Officer and Director
                                           (Principal Executive Officer)

/s/ ELAINE D. CROWLEY                   Vice President, Finance and
Elaine D. Crowley                          Treasurer
                                           (Principal Financial and Accounting
                                            Officer)

_________________________              Chairman of the Board
Clayton E. Niles


/s/ GLENN E. HEMMERLE                   Director
Glenn E. Hemmerle


/s/ CARSON R. THOMPSON                  Director
Carson R. Thompson


_________________________               Director
Edmond H. Damon


/s/ ROBERT E. RUNICE                    Director
Robert E. Runice


________________________                Director
A. Roy Megarry


/s/ SHIRLEY YOUNG                       Director
Shirley Young


/s/ BARBARA BASS                        Director
Barbara Bass

        INDEX TO EXHIBITS

Exhibit
Number  Description of Exhibit

4.1             Restated Certificate of Incorporation.(1)

4.2             Bylaws (Restated--Effective May 21, 1997).(2)

4.3 Form of certificate evidencing ownership of the Common Stock of The Bombay Company, Inc.(3)

5.1             Opinion of Jackson Walker L.L.P.(2)

23.1            Consent of Price Waterhouse LLP(2)

23.2            Consent of Jackson Walker L.L.P. (contained in Exhibit 5.1)

24.1 Power of Attorney (contained on the signature page of this Registration Statement)

99              The Bombay Company, Inc. 1993 Stock Deferral Plan for
Non-Employee Directors.(2)


(1) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended July 4, 1993. Such exhibit is incorporated herein by reference.

(2)     Filed herewith.

(3) Filed contemporaneously herewith as an exhibit to a Registration Statement on Form S-8 filed on the date of this Registration Statement with respect to the Company's 1996 Long-Term Incentive Stock Plan, which Form S-8 is incorporated herein by reference.